EXHIBIT 10.4

CONVERTIBLE LOAN AGREEMENT

THIS CONVERTIBLE LOAN AGREEMENT (this “Agreement”) is entered into as of November 17, 2021 (the “Effective Date”), by and between Okmin Resources Inc., a company incorporated under the laws of the State of Nevada (the “Company” or “Okmin”), and Roy Mansano MD APMC (the “Lender”).

WHEREAS, the Lender has agreed to provide the Company with a convertible loan, subject to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, the parties agree as follows:

1.       The Loan Amount

1.1       The Lender shall provide to the Company a convertible loan in the principal amount of US$231,000 (the “Principal Loan”).

1.2       Following the execution of this Agreement and during the Loan Term (as defined below) the Principal Loan shall be payable by Lender to the Company in one installment within three (3) business days following the satisfaction of all closing conditions set forth in Section 7 or at such date mutually agreed in writing by the parties, by check or wire transfer to the Company’s bank account (the “Closing”).

1.3       This Note shall be secured by the Company’s Working Interest in its Vitt Lease in Kansas pursuant to a security agreement between the Company and the Lender.

2.       Interest

2.1.       The Principal Loan amount shall bear a fixed interest rate of 10% (the “Interest”) and shall be paid on the Maturity Date (or sooner as provided herein).

2.2.       The Principal Loan and the Interest are payable in accordance with, and no later than the final date of the Repayment Schedule (as defined below). All references in this Agreement to the repayment and/or conversion of the Principal Loan shall be deemed to include any and all accrued and unpaid Interest thereon, unless the context clearly suggests otherwise. Together, the Principal Loan and Interest are hereinafter referred to as the “Loan Amount.”

3.       Repayment

3.1.       The Loan Amount shall be repaid pursuant to the provisions of Section 3.2 below, or converted pursuant to the provisions of Section 4 below.

3.2.       The Principal Loan is to be paid in monthly installments of $3,500.00, according to the following schedule:

3.2.1.       the first (1st) installment shall be made within 10 days following the end of the sixth month after the Closing; and

3.2.2.       Additional installments shall be made consecutively within the 10th day of the month for each of the next thirty five (35) months. The remaining balance of the Loan Amount, including all accrued interest, shall be paid in full by no later than 10 days after the forty second (42nd) month after the Closing date (“Repayment Schedule”).

3.3       The Company and the Lender have held discussions about the Company entering a potential venture in connection with the proposed 3,480 acre Pushmatah Gas Project in Oklahoma (“the OK Gas Project”). Notwithstanding and in addition to Section 3.2 above, the Company agrees that in the event it enters into a joint venture or some form of acquisition agreement over the OK Gas Project, it shall remit it’s first $125,000 in net revenue received from the OK Gas Project towards repayment of the Principal Loan. Amounts paid to the Lender from the first $125,000 net revenue from the OK project will be in addition to the $3,500 monthly installments under the Repayment Schedule and will be applied against the remaining balance of the Loan Amount.

3.4.       The Repayment Schedule may be amended by the Lender upon request by the Company, at the Lender’s sole discretion.

3.5.       The Company may prepay the Loan Amount, or any portion thereof, at any time. If the Company fully repays the Loan Amount prior to the Maturity Date, and the Lender has converted less than $60,000 of the Loan Amount pursuant to Section 4 below, the Company will issue to the Lender bonus common share purchase warrants based on the following schedule:

•	Paid in full within 12 months of the Closing Date – One Million Two Hundred Fifty Thousand (1,250,000) bonus warrants.
•	Paid in full within 24 months of the Closing Date – Seven Hundred Fifty Thousand (750,000) bonus warrants.
•	Paid in full after 24 months of the Closing Date – Five Hundred Thousand (500,000) bonus warrants.

These warrants have the same terms as the Warrants in Section 4.6 below.

4.       Loan Amount Conversion

4.1.       Lender shall have the right, but not the obligation, at Lender’s sole discretion, until the final date of the Repayment Schedule, and subject to Section 4.4 below, in lieu of repayment thereof, to convert any portion of the outstanding and unpaid Loan Amount into Common Shares of the Company at a price of $0.03 per share (the “Conversion Price”).

4.2.       Conversion shall be effected by the Lender providing a conversion notice in writing in the form provided by the Company, substantially in the form attached hereto as Exhibit A (the “Conversion Notice”).

4.3.       The number of shares of Common Stock issuable upon conversion of any Conversion Amount pursuant to this Section 3(a) shall be equal to the quotient of dividing the Conversion Amount by the Conversion Price. No fractional shares shall be issued. The number of Common Shares to be issued pursuant to a Conversion Notice shall be rounded up to the nearest whole share.

4.4.       The portion of the Loan Amount converted pursuant to section 4.1 herein, shall be deemed duly and fully repaid and the Company shall list the Common Shares in the Company’s share register with the Company’s transfer agent.

4.5       In addition to any common shares issued to the Lender pursuant to a Conversion Notice, the Company will also issue the Lender common stock purchase warrants (the “Warrants”) on the basis of one (1) Warrant for every three (3) common shares issued.

4.6.       The Warrants are assignable and are transferable subject to the prior approval of the Company. They are exercisable during a term of three (3) years from the Closing and expire on that date at 5:00 p.m. Los Angeles Time (“Expiration Date”). Any Warrants that are not exercised by the Expiration Date shall be null and void.

5.       Common Share Bonus

5.1       Upon satisfaction of all closing conditions and receipt by the Company of the Loan Amount, the Company shall issue the Lender One Million Two Hundred Fifty Thousand (1,250,000) common shares as a bonus consideration for entering into the loan agreement.

6.       Registration of Stock and Warrants

6.1       Lender acknowledges that neither the common shares nor the underlying common shares represented by the common share purchase warrants will be issued by the Company pursuant to an exemption from registration or qualification under the Securities Act of 1933 (the “Securities Act”) and applicable state securities laws. Such shares will be issued with a restrictive legend in substantially the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS.

6.2        Certificates evidencing the common shares and the common shares issuable upon the exercise of common stock purchase warrants shall not contain any legend, including the legend forth in Section 6.1 above

•	while a registration statement covering the resale of such securities is effective under the Securities Act;
•	following any sale of such shares pursuant to Rule 144 of the Securities Act, assuming the transferor is not an affiliate of the Company;
•	if such shares are eligible to be sold, assigned or transferred under Rule 144 and the Holder is not an affiliate of the Company, provided that the Holder provides the Company with reasonable assurances that such shares are eligible for sale, assignment or transfer under Rule 144 which shall include an opinion of the Holder’s counsel;
•	in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Holder provides the Company with an opinion of counsel to the Holder, in a generally acceptable form, to the effect that such sale, assignment or transfer of the shares may be made without registration under the applicable requirements of the Securities Act; or
•	if such legend is not required under applicable requirements of the Securities Act, including, without limitation, controlling judicial interpretations and pronouncements issued by the Commission.

7.       Events of Default

7.1       The Loan Amount, will, unless otherwise directed by the Lender, immediately become due and payable in cash upon the occurrence of the earlier of the following events, whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body (a “Default Event”):

7.1.1       The Company’s failure to pay to the Lender any amount of Principal, Interest, or other amounts when due under this Note for three (3) consecutive months;

7.1.2       The Company’s failure to issue any shares to which the Lender is entitled within five (5) business days from the receipt via facsimile or E-mail of a completed conversion notice from the Lender, subject to receipt of the documentation satisfactory to the Company’s transfer agent that such shares are eligible for issuance;

7.1.3       the Company files any petition or action for relief under any bankruptcy, reorganization, insolvency law or makes any assignment for the benefit of creditors or takes any similar action;

7.1.4       the Company adopts one or more resolutions for dissolution, liquidation, bankruptcy, or reorganization or winding-up of the Company.

7.2       In the occurrence of a Default Event, the Company shall notify the Lender in writing immediately upon the occurrence of any such event.

8.       Execution and Closing Conditions

8.1.       The obligation of the Lender to provide the Loan to the Company is subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

8.1.1.       satisfaction of the Lender’s due diligence requirements;

8.1.2.       approval of the transactions contemplated by this Agreement by the Company, including the Board of Directors; and

9.       Miscellaneous

9.1.       Governing Law; Jurisdiction. The laws of the State of Nevada exclusively govern this Agreement without regard to principles of conflicts of law. The Company and the Lender each submit to the exclusive jurisdiction of the courts in Washoe County, Nevada.

9.2.       Costs. Each party shall bear its own costs and expenses related to the execution of this Agreement and the performance of its obligations hereunder.

9.3.       Notices.

All notices or other communications hereunder shall be in writing and shall be given in person, by registered mail, by courier service which obtains a receipt to evidence delivery, or by facsimile or email transmission (subject to electronic confirmation of delivery) with a copy by mail, addressed as set forth below.

If to the Company: Jonathan Herzog, CEO

If to the Lender: Roy Mansano

or such other address as any Party may designate to the other in accordance with the aforesaid procedure. All communications delivered in person or by courier service shall be deemed to have been given upon delivery, those given by facsimile or email transmission shall be deemed given on the business day following transmission, and all notices and other communications sent by registered mail shall be deemed given seven (7) days after posting.

9.4.       Successors and Assigns. Except as otherwise expressly limited herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto. None of the rights, privileges, or obligations set forth in, arising under, or created by this Agreement may be assigned or transferred without the prior consent in writing of each party to this Agreement, with the exception of assignments and transfers of such rights, privileges, or obligations from the Lender to any entity which controls, is controlled by, or is under common control with such Lender.

9.5.       Entire Agreement; Amendment and Waiver. This Agreement and any schedules, attachments, or exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) only with the written consent of the other party.

9.6.       Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable under applicable law, then such provision shall be excluded from this Agreement and the remainder of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms; provided, however, that in such event this Agreement shall be interpreted so as to give effect, to the greatest extent consistent with and permitted by applicable law, to the meaning and intention of the excluded provision as determined by such court of competent jurisdiction.

9.7.       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF the parties have signed this CONVERTIBLE LOAN AGREEMENT as of the date first hereinabove set forth.

COMPANY:

Okmin Resources Inc.

By:	/s/ Jonathan Herzog
Name:	Jonathan Herzog
Title:	President and Chief Executive Officer

LENDER:

By:	/s/ Roy Mansano
Name:	Roy Mansano
Title:	Owner/President

Exhibit A

Conversion Notice

To: Okmin Resources Inc.

Via Email: [__________________]

The undersigned hereby irrevocably elects to convert a portion of the outstanding and unpaid Loan Amount owed pursuant to the Convertible Loan Agreement dated as of October [__], 2021, into Common Shares of Okmin Resources Inc. according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:

Principal Amount to be Converted:

Accrued Interest to be Converted:

Total Conversion Amount to be converted:

Applicable Conversion Price:

Number of common shares to be issued:

Please issue the common shares in the following name and to the following address:

Issue to:

Security Agreement

This AGREEMENT is made on this November 17, 2021, between Okmin Resources, Inc., a Nevada corporation hereinafter Debtor and Roy Mansano MD APMC of Los Angeles, California, hereinafter Secured Party.

The Parties to this Agreement agree to the following:

1.      Creation of Security Interest

The Secured Party shall secure the payment and performance of Debtor's Convertible Loan Agreement in the principal amount of $231,000.00 and the payment and performance of all other liabilities and obligations of Debtor to Secured Party of every kind and description, direct or indirect, absolute or contingent, due or to become due now existing or hereafter arising.

In addition, Debtor hereby grants to Secured Party a security interest in the Collateral described in Paragraph 2 to secure the performance or payment of the Obligations of Debtor to Secured Party under Paragraph 3.

2.      Collateral and Security Interest

The Collateral of this Security Agreement is as follows:

A lien on the Vitt lease owned by the Debtor’s wholly owned subsidiary Okmin Operations, LLC’s covering an 82.85% working interest and effective 72.5% Net Revenue Interest in the Vitt lease and its related assets onsite, located at the NW/4 of Section 1, Township 29S, Range 20E, Neosho County , Kansas.

The Debtor and the Secured Party have held discussions about the Debtor entering a potential venture in connection with the proposed 3,480 acre Pushmatah Gas Project in Oklahoma (“the OK Gas Project”). The Debtor agrees that in the event it enters into a joint venture or some form of acquisition agreement over the OK Gas Project, it commits under this Security Agreement to remit it’s first $125,000 in net revenue received from the OK Gas Project towards the payment and performance of Debtor's Convertible Loan Agreement.

3.      Warrants and Covenants

Debtor hereby warrants and covenants that:

Debtor shall pay to Secured Party the sum or sums evidenced by the Convertible Loan Agreement or notes executed pursuant to this Security Agreement in accordance with the terms of the Convertible Loan Agreement or notes. Debtor will immediately notify Secured Party in writing of any change in Debtor's address. The Debtor will not sell, dispose, or otherwise transfer the collateral or any interest therein without the prior written consent of Secured Party, and the Debtor shall keep the collateral free from unpaid charges, taxes, and liens. Debtor shall maintain insurance at all times with respect to all collateral against risks of fire, theft, and other such risks and in such amounts as Secured Party may require. The Debtor shall make all repairs, replacements, additions, and improvements necessary to maintain any Collateral in good working order and condition.

4.      Default

The Debtor shall be in default under this Agreement upon any non compliance with or non performance of the Debtor's obligations under this Agreement. Upon default and at any time thereafter, Secured Party may declare all obligations secured hereby immediately due and payable and shall have the remedies of a Secured Party under the law.

5.      Waiver

No waiver by Secured Party of any default shall operate as a waiver of any other default or of the same default on a future occasion.

6.      Notices

Any notices required to be given under this Agreement by either party to the other may be effected by personal delivery in writing or by registered or certified mail, postage prepaid, return receipt requested. A notice shall be deemed communicated as of the time of delivery if personally delivered, or as of the time of mailing. The address of the Debtor for the purpose of receiving notice shall be Suite 400, 16501 Ventura Boulevard, Encino CA 91436. The address of the Secured Party for this purpose shall be 5343 Ostrom Ave, Encino CA. Either party may change its address for the purpose of receiving notice by giving the other party written notice of the change.

7.      Governing Law

This Agreement shall be construed under and in accordance with the laws of the State of Nevada.

8.      Parties Bound

This Agreement shall be binding on and inure to the benefit of the parties to this Agreement and their respective heirs, executors, administrators, legal representatives, successors and assigns as permitted by this Agreement.

9.          Legal Construction

In the event, any one or more of the provisions contained in this Agreement shall for any reason be held invalid, illegal, or unenforceable in any respect, that invalidity, illegality, or unenforceability shall not affect any other provision. This Agreement shall be construed as if the invalid, illegal, or unenforceable provision had never been contained in it.

10.      Prior Agreements Superseded

This Agreement constitutes the sole and only agreement of the parties and supersedes any prior understandings or written or oral agreements between the parties respecting the subject matter of this Agreement.

11.      Amendments

This Agreement may be amended by the parties only by a written agreement.

12.      Attorney's Fees

If any action at law or in equity is brought to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorneys' fees in addition to any other relief to which that party may be entitled.

Signed and effective as of the date first written above.

Okmin Resources, Inc (DEBTOR)

/s/ Jonathan Herzog

By: Jonathan Herzog

Its: President and Chief Executive Officer.

SECURED PARTY

/s/ Roy Mansano

By: Roy Mansano

Its: